As filed with the Securities and Exchange Commission on December 21, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLUOROPHARMA MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	20-8325616
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of Principal Executive Offices) (Zip Code)

2011 EQUITY INCENTIVE PLAN OF FLUOROPHARMA MEDICAL, INC.
(Full title of the plan)

Johan M. (Thijs) Spoor
Chief Executive Officer and President
8 Hillside Avenue, Suite 201
Montclair, NJ 07042
 (Name and address of agent for service)

Copies to:

David J. Levine, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4923
(212) 898-1184 (Fax)

(973) 744-1565
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	6,475,750	(3)	$0.79	$5,115,843	$697.80
Total	6,475,750		$0.79	$5,115,843	$697.80

  (1)In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement registers an indeterminate number of additional shares of common stock that may be issuable as a result of a stock split, stock dividend, or similar transaction involving the registrant’s common stock.

  (2)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock as reported on the OTC Bulletin Board on December 14, 2012.

  (3)The registration statement registers the issuance of 6,475,750 shares of common stock which are issuable under the 2011 Equity Incentive Plan of FluoroPharma Medical, Inc.  An aggregate of 6,475,750 shares are issuable under such plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

2011 Equity Incentive Plan of FluoroPharma Medical, Inc.

The Registrant’s board of directors adopted and its stockholders approved the 2011 Equity Incentive Plan of FluoroPharma Medical, Inc. (the “2011 Plan”) on February 11, 2011. As of September 30, 2012, no shares of common stock have been issued under the 2011 Plan pursuant to the exercise of options, 161,250 shares of common stock, net of cancellations, were issued as restricted stock awards under the 2011 Plan, and 4,353,428 options to purchase an aggregate of 4,353,428 shares of common stock were outstanding.

The 2011 Plan is intended as an incentive to retain directors, officers, consultants, advisors and employees of the Registrant and of any subsidiary of the Registrant and to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Registrant and its subsidiaries.

The following is a summary of the material provisions of the 2011 Plan and is qualified in its entirety by reference to the complete text of the 2011 Plan, a copy of which is incorporated herein by reference to Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Administration

The 2011 Plan is administered by a committee designated by the board of directors (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”)), which shall serve at the pleasure of the Registrant’s board of directors.  In the event that the Committee is unable to act or if there is no Committee or the Registrant’s board of directors otherwise determines to administer the 2011 Plan, then the 2011 Plan shall be administered by the Registrant’s board of directors.  The plan administrator, subject to certain exceptions, has the authority to designate recipients of awards under the 2011 Plan and to determine the terms and conditions of the respective award agreements and to interpret the provisions and supervise the administration of the 2011 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 6,475,750 shares of the Registrant’s common stock may be issued under the 2011 Plan, of which a maximum of 161,250 shares may be issued as restricted stock. Notwithstanding the foregoing, on January 1 of each year,  commencing  on January 1, 2013, the aggregate  number of shares that are available for issuance under the 2011 Plan shall  be automatically  increased so that the number of shares then available for issuance under the 2011 Plan shall be equal to the greater of (i) the aggregate number of shares subject to the 2011 Plan as of the preceding December 31 and (ii) seven  percent (7%) of the total outstanding shares of the Registrant.

Any shares covered by an award that are forfeited, canceled or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2011 Plan.

Eligibility and Types of Awards

The 2011 Plan permits the Registrant to grant stock awards, including restricted stock and stock options to the Registrant’s directors, officers, consultants, advisors and employees. A stock option may be an incentive stock option, within the meaning of section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options.

Stock Options

Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2011 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of the Registrant’s common stock on the date of grant. Options granted under the 2011 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2011 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with the Registrant, or any of the Registrant’s affiliates, ceases for any reason other than disability, death, normal or early retirement or for good reason, the optionholder may exercise any options vested as of the date of termination but only during the 90-day period following the date or termination or for the stated term of such option, whichever period is shorter.  If an optionholder’s service relationship with the Registrant, or any of its affiliates, ceases due to disability, death, normal or early retirement or for good reason or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 1 year or for the stated term of such option, whichever period is shorter. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) stock owned by the optionee, (c) cashless exercise of the option or (d) a combination of the foregoing.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to the Registrant’s employees. The aggregate fair market value, determined at the time of grant, of shares of the Registrant’s common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2011 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power or that of any of the Registrant’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Effective upon the consummation of a corporate transaction, the plan administrator may accelerate the vesting and exercisability of outstanding options.  The plan administrator may also determine that each outstanding option should terminate within a specified number of days following notice to the holder of the option and each such holder shall receive, with respect to each share of stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to the corporate transaction over the exercise price per share of such option.

Stock Awards and Restricted Stock

A stock award consists of the transfer by the Registrant to a participant of shares of common stock. The consideration for the shares to be issued shall be determined by the plan administrator. Shares of common stock acquired pursuant to a stock award may, but need not be, subject to a share repurchase option in the Registrant’s favor in accordance with a vesting schedule to be determined by the plan administrator.  A maximum of 161,250 shares may be issued as restricted stock.

Effective upon the consummation of a corporate transaction, the plan administrator may accelerate the vesting of outstanding restricted stock, in whole or in part, in its sole discretion.

Corporate Transactions

Effective upon the consummation of a corporate transaction, the plan administrator shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2011 Plan and in the number and option price of shares subject to outstanding options granted under the 2011 Plan, to the end that after such event each optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event.  The plan administrator shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding restricted stock granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an incentive option) and Section 409A of the Code.

Amendment and Termination

The Registrant’s board of directors may amend, suspend or terminate the 2011 Plan as it deems advisable, except that it may not amend the 2011 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Registrant’s board of directors may not amend the 2011 Plan without stockholder approval if such amendment would (i) materially increase the number of shares that may be issued under the 2011 Plan; (ii) materially increase the benefits accruing to the participants under the 2011 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2011 Plan; (iv) decrease the exercise price of an incentive option to less than 100% of the fair market value per share of stock on the date of grant thereof or the exercise price of a nonqualified option to less than 100% of the fair market value per share of stock on the date of grant thereof; or (v) extend the term of any option beyond that provided for under the 2011 Plan; or (vi) except as otherwise provided in the 2011 Plan, reduce the exercise price of outstanding options or effect repricing through cancellations and re-grants of new Options.

Restrictions on Resale of Stock

Employees who are executive officers or directors of the Registrant are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the shares purchased under the 2011 Plan. In addition, shares so received by a person deemed an “affiliate” of the Registrant under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the Registrant. The foregoing is not intended to be a complete statement of applicable law and employees should rely on their own legal counsel.

Certain Federal Income Tax Consequences of the 2011 Plan

The following is a general summary of the federal income tax consequences under current U.S. tax law to the Registrant and to participants in the 2011 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, SARs, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock.  It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Registrant to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of the Registrant’s common stock.  For purposes of this summary it is assumed that U.S. Participants will hold their shares of the Registrant’s common stock received under the 2011 Plan as capital assets within the meaning of Section 1221 of the Code.  In addition, this summary does not address the non-U.S., state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2011 Plan, or shares of the Registrant’s common stock issued pursuant thereto.  All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2011 Plan or shares of the Registrant’s common stock issued thereto pursuant to the 2011 Plan.

A U.S. Participant does not recognize taxable income upon the grant of a non-qualified stock option (“NQSO”) or an incentive stock option (“ISO”).  Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of the Registrant’s common stock acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Registrant will generally be entitled to a deduction for such amount at that time.  If the U.S. Participant later sells shares of the Registrant’s common stock acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held.  Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.  Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income.  If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Registrant will not be entitled to a deduction.  However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Registrant is generally entitled to deduct such amount.  In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax.  For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares of the Registrant’s common stock over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes.  In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.

A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid thereby for the shares.  Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant.  The Registrant will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.

A U.S. Participant recognizes ordinary compensation income upon receipt of shares of the Registrant’s common stock under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Registrant will generally be entitled to deduct such amount at such time.

Experts

The consolidated balance sheets of the Registrant as of December 31, 2011 and the related consolidated statements of operations, consolidated statements of changes in stockholders’ deficit and the consolidated statements of cash flows for the year ended December 31, 2011 incorporated by reference into this registration statement on Form S-8 have been so included in reliance on the consolidated report of MartinelliMick PS.  Although an audit report was issued on the Registrant’s 2010 financial statements and is incorporated by reference into this registration statement on Form S-8, the auditor who prepared the report has discontinued their auditing practice and has not provided its consent to use of its report in this registration statement.

Risk Factor

We are unable to obtain the consent of our prior auditor to include its audit report in connection with our audited financial statements for the year ended December 31, 2010, and investors are cautioned that any right of action against them, or recovery from them with respect to this registration statement on Form S-8, may be limited.

Our former independent public accountants discontinued their auditing practice. The audit report previously issued by them in connection with the filing of our annual report on Form 10-K for the year ended December 31, 2010 has not been reissued by them in connection with the filing of this registration statement on Form S-8. Accordingly, investors may not be able to bring an action against them pursuant to the securities laws or otherwise with respect to this registration statement and, any recovery from them may be limited.

Item 2. Registration Information and Employee Plan Annual Information.

Participants may obtain additional information about the 2011 Plan and its administrators by directing inquiries in writing to FluoroPharma Medical, Inc., Compensation Committee, 8 Hillside Avenue, Suite 207, Montclair, NJ 07042.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2011 Plan as specified by Rule 428(b)(1) of the Securities Act. In addition, the documents incorporated by reference into Item 3 of Part II of this Registration Statement on Form S-8 will be sent to the participants in the 2011 Plan upon written or oral inquiry without charge. Requests should be directed by writing to FluoroPharma Medical, Inc., Compensation Committee, 8 Hillside Avenue, Suite 207, Montclair, NJ 07042, or by telephone at (973) 744-1565.  All of these documents are incorporated by reference in this Registration Statement on Form S-8 and, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act with respect to the 2011 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Registrant, filed with the Securities and Exchange Commission (the “SEC” or “Commission”), are incorporated by reference into this Registration Statement, except as superseded, supplemented or modified by this prospectus:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 16, 2012;

b)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2012, March 7, 2012, April 13, 2012, April 16, 2012, June 15, 2012, June 18, 2012, August 1, 2012, August 22, 2012, August 22, 2012, September 11, 2012 and November 21, 2012 (except to the extent such reports are furnished but not filed with the SEC); the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012, and filed with the Commission on May 15, 2012, July 27, 2012 and November 14, 2012, respectively;

c)
The description of the Registrant’s common stock contained in “Description of Securities to be Registered” in the Registrant’s Post-Effective Amendment to its Registration Statement on Form S-1, filed with the Commission on July 27, 2012, including any amendment or report filed for the purpose of updating such description;

d)
The Registrant’s Registration Statement on Form S-1 filed with the Commission on December 21, 2012, including the audit report of the Registrant’s former independent public accountants previously issued by them in connection with the filing of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 contained on page F-3 of such Registration Statement on Form S-1; and

e)
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

You should rely only on the information incorporated by reference or provided in this prospectus. The Registrant has not authorized anyone else to provide you with different information. The Registrant is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer except (i) for acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) for conduct violating the NRS, or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent and under all circumstances permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director.  Our Articles of Incorporation also provide that we will indemnify our directors and officers to the fullest extent permitted by the NRS and shall advance reasonable costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding without regard to any limitations set forth in the NRS 78.7502. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate*
5.1	Opinion of Lewis and Roca LLP*
10.1	2011 Equity Incentive Plan of FluoroPharma Medical, Inc. (incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
23.1	Consent of MartinelliMick PLLC*
23.2	Consent of Lewis and Roca LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page hereto)*

* Filed herewith

Item 9. Undertakings

(a)  The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montclair, State of New Jersey, on the 21st day of December, 2012.

FLUOROPHARMA MEDICAL, INC.

By:	/s/ Johan M. (Thijs) Spoor
Name: Johan M. (Thijs) Spoor
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Johan M. (Thijs) Spoor as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Johan M. (Thijs) Spoor Johan M. (Thijs) Spoor	President, Chief Executive Officer , Chairman and Director (Principal Executive Officer)	December 21, 2012

/s/ Tamara Rhein Tamara Rhein	Chief Financial Officer (Principal Financial Officer)	December 21, 2012

/s/ Lawrence Atinsky Lawrence Atinsky	Director	December 21, 2012

/s/ Walter Witoshkin Walter Witoshkin	Director	December 21, 2012

/s/ Peter S. Conti Peter S. Conti, M.D., Ph.D.	Director	December 21, 2012

Exhibit Index

Exhibit No.	Description
4.1	Form of Common Stock Certificate*
5.1	Opinion of Lewis and Roca LLP*
10.1	2011 Equity Incentive Plan of FluoroPharma Medical, Inc. (incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
23.1	Consent of MartinelliMick PLLC*
23.2	Consent of Lewis and Roca LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page hereto)*

* Filed herewith